FOR IMMEDIATE ISSUE

FOR:	MDC Partners Inc.	CONTACT:	Erica Bartsch
	One World Trade Center, Floor 65		Sloane & Company
	New York, NY 10007		212-446-1875
IR@mdc-partners.com

MDC PARTNERS INC. REPORTS RESULTS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020

Company Delivers 9% Sequential Revenue Growth,
Strategic Plan Implementation Results in Solid Q3 & YTD Results

THIRD QUARTER & YTD HIGHLIGHTS:
•Revenue of $283.4 million in the third quarter versus $342.9 million in the prior period, a decline of 17.3%; and $870.8 million YTD versus $1,033.8 million in the prior year period, a decline of 15.8%.
•Sequential revenue growth of 9.1% from the second quarter of 2020.

•Organic revenue declined 16.4% in the third quarter and 14.1% YTD.
•Net income attributable to MDC Partners common shareholders was $0.4 million in the third quarter of 2020 versus net loss of $5.1 million a year ago.
•Net loss attributable to MDC Partners common shareholders was $6.0 million in the nine months ended September 30, 2020 versus $6.5 million a year ago.
•Adjusted EBITDA for the three months ended September 30, 2020 was $54.1 million versus $49.2 million a year ago, an increase of 9.9%. Adjusted EBITDA Margin of 19.1%, compared to 14.3% in the prior year quarter.
•Sequential Adjusted EBITDA growth of 49.5% from the second quarter of 2020, increasing from $36.2 million to $54.1 million.

•Adjusted EBITDA for the nine months ended September 30, 2020 was $129.8 million versus $117.1 million a year ago, an increase of 10.8%. Adjusted EBITDA Margin of 14.9%, compared to 11.3% a year ago.
•Excluding the sales of Kingsdale and Sloane, Adjusted EBITDA increased 12.1% in the third quarter and increased 15.2% in the nine months of 2020 compared with the prior year period.

•Covenant EBITDA (LTM) of $199.3 million versus $175.5 million at September 30, 2019, an increase of 13.6%.
•Net New Business wins totaled $31.9 million in the third quarter, and $60.8 million in the nine months ended September 30, 2020.

New York, NY, October 29, 2020 (NASDAQ: MDCA) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and nine months ended September 30, 2020.

“MDC Partners delivered strong results this quarter in the face of the significant but reduced drag of the COVID-19 pandemic. We delivered 9 percent sequential revenue growth and 49 percent sequential Adjusted EBITDA growth from the second quarter of 2020, along with $32 million in net new business in the quarter,” said Mark Penn, Chairman and Chief Executive Officer of MDC Partners.

“We continue to implement and make progress on our strategic plan that has brought our partners together into newly formed networks and collaborative holding company pitches. We launched our first major digital marketing product, and expanded profitability and margins as we continued to centralize back-office operations and consolidate real estate,” added Mr. Penn.

Frank Lanuto, Chief Financial Officer, added, “Our cost management measures resulted in higher year-over year Adjusted EBITDA in both the third quarter and year-to-date, with third quarter margins expanding to 19.1%. We ended the quarter with $37 million in cash and no borrowings on our revolver, lowering our leverage to 4.4x from 5.0x a year ago.”

Lead Independent Director and Special Committee Chairman Irwin Simon commented, “Having reached an agreement in principle on certain key aspects of the proposed merger with The Stagwell Group, the special committee, working closely with its independent advisors, continues to proceed diligently towards an outcome that will maximize value to our shareholders.”

The agreement in principle is non-binding and subject to several conditions, including obtaining relevant third-party consents to the potential transaction (in certain cases prior to entering into definitive documentation). No assurances can be given regarding the likelihood of obtaining such consents, of reaching agreement on definitive documentation, or of ultimately completing the potential transaction.

Third Quarter and Year-to-Date 2020 Financial Results
Revenue for the third quarter of 2020 was $283.4 million versus $342.9 million for the third quarter of 2019, a decline of 17.3%. The effect on revenue of foreign exchange was positive 0.3%, the impact of non-GAAP acquisitions (dispositions), net was negative 1.2%, and organic revenue decline was 16.4%, inclusive of $11.8 million or 121 basis points from lower billable costs. Organic revenue declined primarily due to reduced spending by clients in connection with COVID-19. Revenue increased 9.1% sequentially from the second quarter of 2020 as client spending activity increased following the initial decline in the second quarter due to COVID-19. Net New Business wins in the third quarter of 2020 totaled $31.9 million.

Net income attributable to MDC Partners common shareholders for the third quarter of 2020 was $0.4 million versus net loss of $5.1 million for the third quarter of 2019. The increase was primarily due to lower revenues, more than offset by a reduction in expenses, as well as the favorable impact of foreign exchange. Diluted income per share attributable to MDC Partners common shareholders for the third quarter of 2020 was $0.00 versus diluted loss per share of $0.07 for the third quarter of 2019.

Adjusted EBITDA for the third quarter of 2020 was $54.1 million versus $49.2 million for the third quarter of 2019, an increase of 9.9%, primarily due to reduced expenses. This led to a 480 basis point increase in Adjusted EBITDA margin in the third quarter of 2020 to 19.1% from 14.3% in the third quarter of 2019.
Covenant EBITDA for the last twelve months (LTM) was $199.3 million as of September 30, 2020 versus $175.5 million at September 30, 2019, an increase of 13.6%. The change was primarily driven by the increase in Adjusted EBITDA.
Revenue for the first nine months of 2020 was $870.8 million versus $1,033.8 million for the first nine months of 2019, a decline of 15.8%. The effect on revenue of foreign exchange due to the strong US Dollar was negative 0.4%, the impact of non-GAAP acquisitions (dispositions), net was negative 1.3%, and organic revenue decline was 14.1%, inclusive of $39.9 million or 198 basis points from lower billable costs. Organic revenue declined primarily due to reduced spending by clients in connection with COVID-19. Net New Business wins for the first nine months of 2020 totaled $60.8 million.
Net loss attributable to MDC Partners common shareholders for the first nine months of 2020 was $6.0 million versus $6.5 million for the first nine months of 2019. Diluted loss per share attributable to MDC Partners common shareholders for the nine months of 2020 was $0.08 versus diluted loss per share of $0.10 for the first nine months of 2019.
Adjusted EBITDA for the first nine months of 2020 was $129.8 million versus $117.1 million for the first nine months of 2019, an increase of 10.8%. The improvement was primarily due to a reduction in expenses to combat the impact of COVID-19 on the business, partially offset by lower revenues. This led to a 360 basis point improvement in Adjusted EBITDA margin in the first nine months of 2020 to 14.9% from 11.3% in the first nine months of 2019.

Financial Outlook
Given the uncertainties in the global business environment arising from the COVID-19 pandemic, the Company is not providing a 2020 outlook for Revenue and Covenant EBITDA at this time.

Conference Call
Management will host a conference call on Thursday, October 29, 2020, at 8:30 a.m. (ET) to discuss its results. The conference call will be accessible by dialing 1-862-298-0702 or toll free 1-888-437-3179. An investor presentation has been posted on our website at www.mdc-partners.com and may be referred to during the conference call.

A recording of the conference call will be accessible within one business day after the conference call until 12:00 a.m. (ET), November 5, 2020, by dialing 1-754-333-7735 or toll free 1-888-539-4649 (passcode 153920), or by visiting our website at www.mdc-partners.com.
About MDC Partners Inc.
MDC Partners is one of the most influential marketing and communications networks in the world. As "The Place Where Great Talent Lives," MDC Partners is celebrated for its innovative advertising, public relations, branding, digital, social and event marketing agency partners, which are responsible for some of the most memorable and effective campaigns for the world's most respected brands. By leveraging technology, data analytics, insights and strategic consulting solutions, MDC Partners drives creative excellence, business growth and measurable return on marketing investment for over 1,700 clients worldwide. For more information about MDC Partners and its partner firms, visit our website at www.mdc-partners.com and follow us on Twitter at http://www.twitter.com/mdcpartners.
Non-GAAP Financial Measures
In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission (SEC) defines as "non-GAAP Financial Measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures include the following:
(1) Organic Revenue: “Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the partner firms that the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year.
(2) Net New Business: Estimate of annualized revenue for new wins less annualized revenue for losses incurred in the period.
(3) Adjusted EBITDA: Adjusted EBITDA is a non-GAAP financial measure that represents Net income (loss) attributable to MDC Partners Inc. common shareholders plus or minus adjustments to operating income (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items, net which includes items such as severance expense and other restructuring expenses, including costs for leases that will either be terminated or sublet in connection with the centralization of our New York real estate portfolio.
(4) Covenant EBITDA: Covenant EBITDA is a measure that includes pro forma adjustments for acquisitions, one-time charges, permitted dispositions and other items, as defined in the Company's Credit Agreement. We believe that the presentation of Covenant EBITDA is useful to investors as it eliminates the effect of certain non-cash and other items not necessarily indicative of a company’s underlying operating performance. In addition, the presentation of Covenant EBITDA provides additional information to investors about the calculation of, and compliance with, certain financial covenants in the Company's Credit Agreement.
Included in this earnings release are tables reconciling MDC Partners’ reported results to arrive at certain of these non-GAAP financial measures.

This press release contains forward-looking statements. Statements in this press release that are not historical facts, including without limitation the information under the heading "Financial Outlook" and statements about the Company’s beliefs and expectations, earnings (loss) guidance, recent business and economic trends, potential acquisitions, and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. Words such as “estimates”, “expects”, “contemplates”, “will”, “anticipates”, “projects”, “plans”, “intends”, “believes”, “forecasts”, “may”, “should”, and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:
•risks associated with international, national and regional unfavorable economic conditions that could affect the Company or its clients, including as a result of the novel coronavirus pandemic (“COVID-19”);
•the effects of the outbreak of COVID-19, including the measures to reduce its spread, and the impact on the economy and demand for our services, which may precipitate or exacerbate other risks and uncertainties;
•developments involving the proposal by Stagwell Media LP to enter into a business combination with the Company (the “Potential Transaction”), including the impact of the announcement of the formation of the special committee, the reaching of an agreement in principle on certain aspects of a Potential Transaction, and the continuing discussion and review of a Potential Transaction on the Company’s business, whether any Potential Transaction will occur, and/or the ability to implement any Potential Transaction or other transaction;
•the Company’s ability to attract new clients and retain existing clients;
•reduction in client spending and changes in client advertising, marketing and corporate communications requirements;
•financial failure of the Company’s clients;
•the Company’s ability to retain and attract key employees;
•the Company’s ability to achieve the full amount of its stated cost saving initiatives;
•the Company’s implementation of strategic initiatives;
•the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration;
•the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and
•foreign currency fluctuations.
Investors should carefully consider these risk factors, other risk factors described herein, and the additional risk factors outlined in more detail in the Company’s 2019 Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2020 and accessible on the SEC’s website at www.sec.gov., under the caption “Risk Factors,” and in the Company’s other SEC filings.

SCHEDULE 1
MDC PARTNERS INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ in 000s, Except per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Services	$283,423	$342,907	$870,843	$1,033,828
Operating Expenses:
Cost of services sold	172,531	222,448	560,856	700,351
Office and general expenses	72,512	79,726	205,075	234,120
Depreciation and amortization	9,332	9,368	27,437	28,869
Impairment and other losses	159	1,944	19,159	1,944
	254,534	313,486	812,527	965,284
Operating income	28,889	29,421	58,316	68,544
Other Income (Expenses):
Interest expense and finance charges, net	(15,266)	(16,110)	(46,819)	(49,284)
Foreign exchange gain (loss)	2,159	(3,973)	(7,256)	4,401
Other, net	505	(431)	22,723	(4,559)
	(12,602)	(20,514)	(31,352)	(49,442)
Income before income taxes and equity in earnings of non-consolidated affiliates	16,287	8,907	26,964	19,102
Income tax expense	1,452	3,457	7,029	6,292
Income before equity in earnings of non-consolidated affiliates	14,835	5,450	19,935	12,810
Equity in earnings (losses) of non-consolidated affiliates	(31)	63	(829)	352
Net income	14,804	5,513	19,106	13,162
Net income attributable to the noncontrolling interest	(10,728)	(7,265)	(14,620)	(10,737)
Net income (loss) attributable to MDC Partners Inc.	4,076	(1,752)	4,486	2,425
Accretion on and net income allocated to convertible preference shares	(3,716)	(3,306)	(10,528)	(8,931)
Net income (loss) attributable to MDC Partners Inc. common shareholders	$360	$(5,058)	$(6,042)	$(6,506)
Income (loss) Per Common Share:
Basic
Net income (loss) attributable to MDC Partners Inc. common shareholders	$0.00	$(0.07)	$(0.08)	$(0.10)
Diluted
Net income (loss) attributable to MDC Partners Inc. common shareholders	$0.00	$(0.07)	$(0.08)	$(0.10)
Weighted Average Number of Common Shares Outstanding:
Basic	73,207,619	72,044,480	72,713,257	68,154,306
Diluted	73,476,779	72,044,480	72,713,257	68,154,306

SCHEDULE 2
MDC PARTNERS INC.
UNAUDITED REVENUE RECONCILIATION
(US$ in 000s, except percentages)

	Three Months Ended		Nine Months Ended
	Revenue $	% Change	Revenue $	% Change
September 30, 2019	$342,907		$1,033,828
Organic revenue (1)	(56,281)	(16.4)%	(145,285)	(14.1)%
Non-GAAP acquisitions (dispositions), net	(4,076)	(1.2)%	(13,865)	(1.3)%
Foreign exchange impact	873	0.3%	(3,835)	(0.4)%
Total change	(59,484)	(17.3)%	(162,985)	(15.8)%
September 30, 2020	$283,423		$870,843

(1) Organic revenue refers to the positive results of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue component reflects the constant currency impact of (a) the change in revenue of the partner firms which the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year. See "Non-GAAP Financial Measures" herein.
Note: Actuals may not foot due to rounding.

SCHEDULE 3
MDC PARTNERS INC.
UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended September 30, 2020

	Integrated Networks - Group A	Integrated Networks - Group B	Media & Data Network	All Other	Corporate	Total
Revenue	$87,064	$112,159	$33,572	$50,628	$—	$283,423

Net income attributable to MDC Partners Inc. common shareholders						$360
Adjustments to reconcile to operating income (loss):
Accretion on and net income allocated to convertible preference shares						3,716
Net income attributable to the noncontrolling interests						10,728
Equity in losses of non-consolidated affiliates						31
Income tax expense						1,452
Interest expense and finance charges, net						15,266
Foreign exchange gain						(2,159)
Other, net						(505)
Operating income (loss)	$12,700	$23,636	$2,114	$5,201	$(14,762)	$28,889
margin	14.6%	21.1%	6.3%	10.3%		10.2%

Adjustments:
Depreciation and amortization	$1,601	$4,813	$786	$1,933	$199	$9,332
Impairment and other losses	—	157	—	2	—	159
Stock-based compensation	4,024	742	131	141	1,421	6,459
Deferred acquisition consideration adjustments	2,684	250	—	(131)	—	2,803
Distributions from non-consolidated affiliates (1)	—	—	—	—	208	208
Other items, net (2)	—	—	—	—	6,208	6,208
Adjusted EBITDA (3)	$21,009	$29,598	$3,031	$7,146	$(6,726)	$54,058
Adjusted EBITDA margin	24.1%	26.4%	9.0%	14.1%		19.1%

(1) Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

(2) Other items, net includes items such as severance expense and other restructuring expenses. See Schedule 10 for a reconciliation of amounts.

(3) Adjusted EBITDA is a non-GAAP financial measure, and as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, impairment and other items. See "Non-GAAP Financial Measures" herein.

Note: Effective in the first quarter of 2020, the Company reorganized its management structure resulting in the aggregation of certain Partner Firms into integrated groups (“Networks”). In connection with our discussions with the SEC, the Company has changed the prior presentation for the Networks. Beginning in the second quarter of 2020, the Company separated the Networks into two reportable segments: Integrated Networks - Group A and Integrated Networks - Group B. Prior periods presented have been recast to reflect the change in reportable segments.

Note: Actuals may not foot due to rounding.

SCHEDULE 4
MDC PARTNERS INC.
UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(US$ in 000s, except percentages)

For the Nine Months Ended September 30, 2020

	Integrated Networks - Group A	Integrated Networks - Group B	Media & Data Network	All Other	Corporate	Total
Revenue	$260,420	$323,264	$103,181	$183,978	$—	$870,843

Net loss attributable to MDC Partners Inc. common shareholders						$(6,042)
Adjustments to reconcile to operating income (loss):
Accretion on convertible preference shares						10,528
Net income attributable to the noncontrolling interests						14,620
Equity in losses of non-consolidated affiliates						829
Income tax expense						7,029
Interest expense and finance charges, net						46,819
Foreign exchange loss						7,256
Other, net						(22,723)
Operating income (loss)	$39,337	$33,080	$2,777	$18,045	$(34,923)	$58,316
margin	15.1%	10.2%	2.7%	9.8%		6.7%

Adjustments:
Depreciation and amortization	$4,908	$13,726	$2,401	$5,735	$667	$27,437
Impairment and other losses	—	17,786	35	209	1,129	19,159
Stock-based compensation	5,880	2,388	122	339	1,839	10,568
Deferred acquisition consideration adjustments	4,391	(3,859)	375	(392)	—	515
Distributions from non-consolidated affiliates (1)	—	—	—	—	1,273	1,273
Other items, net (2)	—	—	—	—	12,519	12,519
Adjusted EBITDA (3)	$54,516	$63,121	$5,710	$23,936	$(17,496)	$129,787
Adjusted EBITDA margin	20.9%	19.5%	5.5%	13.0%		14.9%

(1) Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

(2) Other items, net includes items such as severance expense and other restructuring expenses. See Schedule 10 for a reconciliation of amounts.

(3) Adjusted EBITDA is a non-GAAP financial measure, and as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, impairment and other items. See "Non-GAAP Financial Measures" herein.

Note: Actuals may not foot due to rounding.

SCHEDULE 5
MDC PARTNERS INC.
UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended September 30, 2019

	Integrated Networks - Group A	Integrated Networks - Group B	Media & Data Network	All Other	Corporate	Total
Revenue	$99,299	$129,057	$36,235	$78,316	$—	$342,907

Net loss attributable to MDC Partners Inc. common shareholders						$(5,058)
Adjustments to reconcile to operating income (loss):
Accretion on convertible preference shares						3,306
Net income attributable to the noncontrolling interests						7,265
Equity in earnings of non-consolidated affiliates						(63)
Income tax expense						3,457
Interest expense and finance charges, net						16,110
Foreign exchange loss						3,973
Other, net						431
Operating income (loss)	$17,441	$15,488	$331	$5,272	$(9,111)	$29,421
margin	17.6%	12.0%	0.9%	6.7%		8.6%

Adjustments:
Depreciation and amortization	$2,132	$3,872	$1,004	$2,168	$192	$9,368
Impairment and other losses	—	1,933	—	11	—	1,944
Stock-based compensation	4,330	740	16	107	833	6,026
Deferred acquisition consideration adjustments	71	206	3	1,663	—	1,943
Distributions from non-consolidated affiliates (1)	—	(250)	—	—	48	(202)
Other items, net (2)	—	—	—	—	705	705
Adjusted EBITDA (3)	$23,974	$21,989	$1,354	$9,221	$(7,333)	$49,205
Adjusted EBITDA margin	24.1%	17.0%	3.7%	11.8%		14.3%

(1) Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

(2) Other items, net includes items such as severance expense and other restructuring expenses. See Schedule 10 for a reconciliation of amounts.

(3) Adjusted EBITDA is a non-GAAP financial measure, and as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, impairment and other items. See "Non-GAAP Financial Measures" herein.

Note: Actuals may not foot due to rounding.

SCHEDULE 6
MDC PARTNERS INC.
UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(US$ in 000s, except percentages)
For the Nine Months Ended September 30, 2019

	Integrated Networks - Group A	Integrated Networks - Group B	Media & Data Network	All Other	Corporate	Total
Revenue	$276,286	$395,622	$118,923	$242,997	$—	$1,033,828

Net loss attributable to MDC Partners Inc. common shareholders						$(6,506)
Adjustments to reconcile to operating income (loss):
Accretion on convertible preference shares						8,931
Net income attributable to the noncontrolling interests						10,737
Equity in earning of non-consolidated affiliates						(352)
Income tax expense						6,292
Interest expense and finance charges, net						49,284
Foreign exchange gain						(4,401)
Other, net						4,559
Operating income (loss)	$28,553	$52,189	$(1,041)	$19,408	$(30,565)	$68,544
margin	10.3%	13.2%	(0.9)%	8.0%		6.6%

Adjustments:
Depreciation and amortization	$6,420	$11,964	$3,332	$6,523	$630	$28,869
Impairment and other losses	—	1,933	—	11	—	1,944
Stock-based compensation	8,564	3,231	22	363	452	12,632
Deferred acquisition consideration adjustments	(409)	(3,950)	75	657	—	(3,627)
Distributions from non-consolidated affiliates (1)	—	(250)	—	—	79	(171)
Other items, net (2)	—	—	—	—	8,926	8,926
Adjusted EBITDA (3)	$43,128	$65,117	$2,388	$26,962	$(20,478)	$117,117
Adjusted EBITDA margin	15.6%	16.5%	2.0%	11.1%		11.3%

(1) Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

(2) Other items, net includes items such as severance expense and other restructuring expenses. See Schedule 10 for a reconciliation of amounts.

(3) Adjusted EBITDA is a non-GAAP financial measure, and as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, impairment and other items. See "Non-GAAP Financial Measures" herein.

Note: Actuals may not foot due to rounding.

SCHEDULE 7
MDC PARTNERS INC.
UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO COVENANT EBITDA
(US$ in 000s)

	2019		2020			Covenant EBITDA (LTM) (1)
	Q3	Q4	Q1	Q2	Q3	Q2-2020- LTM	Q3-2020 - LTM
Net income (loss) attributable to MDC Partners Inc. common shareholders	$(5,058)	$(10,488)	$(2,437)	$(4,102)	$360	$(22,085)	$(16,667)
Adjustments to reconcile to operating income:
Accretion on and net income allocated to convertible preference shares	3,306	3,373	3,440	3,509	3,716	13,628	14,038
Net income attributable to the noncontrolling interests	7,265	5,419	791	3,101	10,728	16,576	20,039
Equity in losses (earnings) of non-consolidated affiliates	(63)	—	—	798	31	735	829
Income tax expense (benefit)	3,457	4,241	13,500	(7,923)	1,452	13,275	11,270
Interest expense and finance charges, net	16,110	15,658	15,612	15,941	15,266	63,321	62,477
Foreign exchange loss (gain)	3,973	(4,349)	14,757	(5,342)	(2,159)	9,039	2,907
Other, net	431	(2,158)	(16,334)	(5,884)	(505)	(23,945)	(24,881)
Operating income	$29,421	$11,696	$29,329	$98	$28,889	$70,544	$70,012

Adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	$9,368	$9,460	$9,206	$8,899	$9,332	$36,933	$36,897
Impairment and other losses	1,944	5,875	161	18,839	159	26,819	25,034
Stock-based compensation	6,026	18,408	3,070	1,039	6,459	28,543	28,976
Deferred acquisition consideration adjustments	1,943	9,030	(4,600)	2,312	2,803	8,685	9,545
Distributions from non-consolidated affiliates	(202)	2,219	(14)	1,079	208	3,082	3,492
Other items, net (2)	705	349	2,416	3,895	6,208	7,365	12,868
Adjusted EBITDA	$49,205	$57,037	$39,568	$36,161	$54,058	$181,971	$186,824

Adjustments to reconcile to Covenant EBITDA:
Proforma dispositions (3)	$(996)	$(1,294)	$(124)	$—	$—	$(2,414)	$(1,418)
Severance due to eliminated positions	1,956	3,221	2,133	5,233	2,336	12,543	12,923
Other adjustments, net (4)	228	368	357	207	77	1,160	1,009
Covenant adjusted EBITDA	$50,393	$59,332	$41,934	$41,601	$56,471	$193,260	$199,338

(1) Covenant EBITDA is a measure that includes pro forma adjustments for acquisitions, one-time charges, permitted dispositions and other adjustments, as defined in the Company's Credit Agreement. Covenant EBITDA is calculated as the aggregate of operating results for the rolling last twelve months (LTM). Each quarter is presented to provide the information utilized to calculate Covenant EBITDA. Historical Covenant EBITDA may be re-casted in the current period for any proforma adjustments related to acquisitions and/or dispositions in the current period. See "Non-GAAP Financial Measures" herein.

(2) Other items, net includes items such as severance expense and other restructuring expenses. See Schedule 10 for a reconciliation of amounts.

(3) Represents Kingsdale and Sloane EBITDA for the respective period.

(4) Other adjustments, net primarily includes one-time professional fees and costs associated with real estate consolidation.
Note: Actuals may not foot due to rounding.

SCHEDULE 8
MDC PARTNERS INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(US$ in 000s)

	September 30, 2020	December 31, 2019

ASSETS
Current Assets:
Cash and cash equivalents	$37,075	$106,933
Accounts receivable, less allowance for doubtful accounts of $3,703 and $3,304	403,636	449,288
Expenditures billable to clients	21,884	30,133
Other current assets	67,585	35,613
Total Current Assets	530,180	621,967
Fixed assets, at cost, less accumulated depreciation of $138,859 and $129,579	87,908	81,054
Right of use assets - operating leases	227,362	223,622
Goodwill	710,013	731,691
Other intangible assets, net	46,600	54,893
Deferred tax assets	82,576	84,900
Other assets	21,493	30,179
Total Assets	$1,706,132	$1,828,306
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$128,643	$200,148
Accruals and other liabilities	323,414	353,575
Advance billings	157,101	171,742
Current portion of lease liabilities - operating leases	40,038	48,659
Current portion of deferred acquisition consideration	39,321	45,521
Total Current Liabilities	688,517	819,645
Long-term debt	860,422	887,630
Long-term portion of deferred acquisition consideration	6,824	29,699
Long-term lease liabilities - operating leases	257,107	219,163
Other liabilities	38,439	25,771
Total Liabilities	1,851,309	1,981,908
Redeemable Noncontrolling Interests	25,172	36,973
Commitments, Contingencies, and Guarantees
Shareholders’ Deficit:
Convertible preference shares, 145,000 authorized, issued and outstanding at September 30, 2020 and December 31, 2019	152,746	152,746
Common stock and other paid-in capital	106,037	101,469
Accumulated deficit	(476,293)	(480,779)
Accumulated other comprehensive loss (income)	6,768	(4,269)
MDC Partners Inc. Shareholders' Deficit	(210,742)	(230,833)
Noncontrolling interests	40,393	40,258
Total Shareholders' Deficit	(170,349)	(190,575)
Total Liabilities, Redeemable Noncontrolling Interests and Shareholders' Deficit	$1,706,132	$1,828,306

SCHEDULE 9
MDC PARTNERS INC.
UNAUDITED SUMMARY CASH FLOW DATA
(US$ in 000s)

	Nine Months Ended September 30,
	2020	2019
Net cash used in operating activities	$(2,491)	$(5,840)
Net cash provided by investing activities	4,549	3,307
Net cash used in financing activities	(71,969)	(2,202)
Effect of exchange rate changes on cash, cash equivalents, and cash held in trusts	53	8
Net decrease in cash, cash equivalents, and cash held in trusts including cash classified within assets held for sale	$(69,858)	$(4,727)
Change in cash and cash equivalents held in trusts classified within held for sale	—	(3,307)
Change in cash and cash equivalents classified within assets held for sale	—	4,441
Net decrease in cash and cash equivalents	(69,858)	(3,593)
Cash and cash equivalents at beginning of period	106,933	30,873
Cash and cash equivalents at end of period	$37,075	$27,280
Supplemental disclosures:
Cash income taxes paid	$2,700	$3,631
Cash interest paid	$29,311	$32,525

    Note: Actuals may not foot due to rounding.

SCHEDULE 10
MDC PARTNERS INC.
UNAUDITED RECONCILIATION OF COMPONENTS OF NON-GAAP MEASURES
(US$ in 000s)

	2019					2020
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	YTD
NON-GAAP ACQUISITIONS (DISPOSITIONS), NET
GAAP revenue from current year acquisitions	$—	$698	$1,347	$1,396	$3,441	$—	$—	$—	$—
GAAP revenue from prior year acquisitions (1)	15,685	1,519	1,109	291	18,604	—	—	—	—
Foreign exchange impact	—	—	470	(246)	224	(248)	—	—	(248)
Contribution to organic revenue (growth) decline (2)	(4,008)	(440)	(2,185)	(1,694)	(8,327)	(411)	—	—	(411)
Prior year revenue from dispositions (3)	(1,825)	(5,995)	(3,178)	(4,505)	(15,503)	(5,024)	(4,106)	(4,076)	(13,206)
Non-GAAP acquisitions (dispositions), net	$9,852	$(4,218)	$(2,437)	$(4,758)	$(1,561)	$(5,683)	$(4,106)	$(4,076)	$(13,865)

	2019					2020
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	YTD
OTHER ITEMS, NET
Severance and other restructuring expenses	$—	$6,703	$705	$—	$7,408	$1,334	$2,969	$3,270	$7,573
Strategic review process costs	1,626	(109)	—	349	1,866	1,082	926	2,938	4,946
Total other items, net	$1,626	$6,594	$705	$349	$9,274	$2,416	$3,895	$6,208	$12,519

	2019					2020
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	YTD
CASH INTEREST, NET & OTHER
Cash interest paid	$(1,629)	$(30,014)	$(882)	$(29,698)	$(62,223)	$(145)	$(28,591)	(575)	$(29,311)
Bond interest accrual adjustment	(14,625)	14,625	(14,625)	14,625	—	(14,625)	13,894	(14,035)	(14,766)
Adjusted cash interest paid	(16,254)	(15,389)	(15,507)	(15,073)	(62,223)	(14,770)	(14,697)	(14,610)	(44,077)
Interest income	149	138	165	162	614	114	190	114	418
Total cash interest, net & other	$(16,105)	$(15,251)	$(15,342)	$(14,911)	$(61,609)	$(14,656)	$(14,507)	$(14,496)	$(43,659)

	2019					2020
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	YTD
CAPITAL EXPENDITURES, NET
Capital expenditures	$(3,606)	$(4,317)	$(5,863)	$(4,810)	$(18,596)	$(1,546)	$(2,144)	$(24,187)	$(27,877)

	2019					2020
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	YTD
MISCELLANEOUS OTHER DISCLOSURES
Net income attributable to the noncontrolling interests	$429	$3,043	$7,265	$5,419	$16,156	$791	$3,101	$10,728	$14,620
Cash taxes	$1,677	$1,817	$137	$(1,335)	$2,296	$849	$1,717	$134	$2,700

(1) GAAP revenue from prior year acquisitions for 2020 and 2019 relates to acquisitions which occurred in 2019 and 2018, respectively.

(2) Contribution to organic revenue represents the change in revenue, measured on a constant currency basis, relative to the comparable pre-acquisition period for acquired businesses that are included in the Company's organic revenue growth (decline) calculation.

(3) Prior year revenue from dispositions reflects the incremental impact on revenue for the comparable period after the Company's disposition of such disposed business, plus revenue from each business disposed of by the Company in the previous year through the twelve month anniversary of the disposition.

Note: Actuals may not foot due to rounding.